UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019 (June 26, 2019)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2019, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the "Company") issued and sold $50 million principal amount of the Company's Montana First Mortgage Bonds (the "Bonds"). The Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Bonds were issued in one series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
June 26, 2019	June 26, 2049	$50 million	3.98%

The terms of the Bonds were established in the Thirty-Eighth Supplemental Indenture, dated as of June 1, 2019 (the "Supplemental Indenture"), between the Company and The Bank of New York Mellon and Beata Harvin, as trustees. The Bonds are governed by the terms of the Mortgage and Deed of Trust dated as of October 1, 1945, as amended and supplemented, between the Company and the trustees, and the Supplemental Indenture (collectively, the “Indenture”). The Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Indenture.

The Company may redeem some or all of the Bonds at any time at its option prior to maturity at a make-whole price as described in the Supplemental Indenture.

The Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

The description set forth above concerning the Bonds is qualified in its entirety by reference to the Supplemental Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Thirty-Eighth Supplemental Indenture, dated as of June 1, 2019, between the Company and The Bank of New York Mellon and Beata Harvin, as trustees.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: July 2, 2019